Exhibit 10.4

SIXTH AMENDMENT TO THE 2003 INCENTIVE AWARD PLAN
OF GEN-PROBE INCORPORATED

(February 8, 2012)
This Sixth Amendment is made to the 2003 Incentive Award Plan of Gen-Probe Incorporated (the “Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. This Sixth Amendment shall become immediately effective as of February 8, 2012.
WHEREAS, Gen-Probe Incorporated, a Delaware corporation (the “Company”) maintains the Plan, and pursuant to Section 12.2 of the Plan, the Board of Directors may amend the Plan without the consent of the affected Holders, provided the amendment does not alter or impair any rights or obligations under any Award theretofore granted or awarded, and that other restrictions as set forth in Section 12.2 of the Plan are satisfied; and
WHEREAS, the Board desires to revise and clarify the (i) exercise provision applicable to Options and (ii) vesting provisions applicable on a Change in Control of the Company, in each case, in accordance with Section 12.2 of the Plan.
NOW THEREFORE, the Plan is amended as follows:
1. In order to revise and clarify the exercise provision applicable to Options, the first clause of Section 6.2 of the Plan is hereby revised to read as follows:
Unless otherwise set forth in an Award Agreement, all or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

2. In order to revise and clarify the vesting provisions applicable on a Change in Control of the Company, Section 12.4 of the Plan is revised to read as follows:

Change in Control. Unless otherwise set forth in an Award Agreement, notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall, immediately prior to the effective date of the Change in Control, automatically become fully exercisable for all of the shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock.
3. Except as provided herein, the Plan shall remain in full force and effect.